UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2005

Modtech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25161	33-0825386
(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA	92571
(Address of Principal Executive Offices)	(Zip Code)

(951) 943-4014

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

As previously reported pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2005, KPMG LLP advised Modtech Holdings, Inc. (the “Company”) that it would not stand for reelection as the Company’s independent registered public accounting firm following completion of its audit of the Company’s consolidated financial statements for the year ended December 31, 2004, and management’s assessment of internal control over financial reporting and the effectiveness thereof as of December 31, 2004.

On May 4, 2005, the Company engaged Peterson & Company (“Peterson”) as its independent registered public accountants for the interim periods after December 31, 2004 and the year ending December 31, 2005. The decision to retain Peterson was approved by the Company’s Audit Committee. During the Company’s two most recent fiscal years and all subsequent interim periods, it did not consult with Peterson (i) regarding the application of accounting principles to a specific transaction, either completed or proposed, (ii) on any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K, or (iii) the type of audit opinion that might be rendered on the Company’s financial statements, nor during such period did Peterson provide to the Company, either a written report or oral advice, that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2005

Modtech Holdings, Inc.

by:	/s/ Dennis L. Shogren
Dennis L. Shogren
Chief Financial Officer